EXHIBIT 4.1

HILLENBRAND INDUSTRIES, INC.

AND

LASALLE BANK NATIONAL ASSOCIATION

(as successor to Harris Trust and Savings Bank),

as Trustee

SUPPLEMENTAL INDENTURE NO. 1

Dated as of June 7, 2004

     THIS SUPPLEMENTAL INDENTURE No. 1 (this “Supplemental Indenture No. 1”), dated as of June 7, 2004, is between HILLENBRAND INDUSTRIES, INC., an Indiana corporation (the “Company”), and LASALLE BANK NATIONAL ASSOCIATION (as successor to Harris Trust and Savings Bank), a national banking corporation, as Trustee (the “Trustee”).

R E C I T A L S

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of December 1, 1991, (the “Base Indenture” and together with this Supplemental Indenture No. 1, the “Indenture”) between the Company and LaSalle Bank National Association (as successor to Harris Trust and Savings Bank), as Trustee, providing for the issuance of its Securities (as defined in the Base Indenture) in one or more series;

     WHEREAS, Section 901(7) of the Base Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Base Indenture;

     WHEREAS, the Board of Directors of the Company has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture No. 1;

     WHEREAS, pursuant to Section 301 of the Base Indenture, the Company wishes to provide for the issuance of a new series of Securities to be known as its 4.50% Senior Notes due 2009 (the “Notes”), the form and terms of such Notes and the terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture No. 1;

     WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture No. 1, and all requirements necessary to make this Supplemental Indenture No. 1 a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture No. 1 has been duly authorized in all respects.

     NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

Definitions

     Section 1.01. Relation to Base Indenture. This Supplemental Indenture No. 1 constitutes an integral part of the Base Indenture.

     Section 1.02. Definition of Terms. For all purposes of this Supplemental Indenture No. 1:

     (a) Capitalized terms used herein without definition shall have the meanings specified in the Base Indenture;

     (b) a term defined anywhere in this Supplemental Indenture No. 1 has the same meaning throughout;

     (c) the singular includes the plural and vice versa;

     (d) headings are for convenience of reference only and do not affect interpretation;

     (e) the following terms have the meanings given to them in this Section 1.02(e):

     “Comparable Treasury Issue” means, with respect to any Redemption Date, the United States Treasury security that is of comparable maturity to the remaining term to the Stated Maturity of the Notes, as selected by the Quotation Agent (whose selection shall be conclusive and binding absent manifest error).

     “Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     “Comparable Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to the remaining term of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount excluding interest) equal to the Comparable Treasury Price for such Redemption Date, as determined by the Quotation Agent in accordance with standard market convention (which determination shall be final and binding absent manifest error).

     “Optional Redemption Price” shall have the meaning set forth in Section 3.01(a).

     “Quotation Agent” means the Reference Treasury Dealer appointed as quotation agent by the Company and not unacceptable to the Trustee.

     “Reference Treasury Dealer” means, with respect to any Redemption Date, (i) Goldman, Sachs & Co., Citigroup Global Markets Inc. and their successors; provided, that if either of Goldman, Sachs & Co. or Citigroup Global Markets Inc. shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall designate as a substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Quotation Agent after consultation with the Company in connection with the calculation of the Optional Redemption Price for such Redemption Date.

     “Reference Treasury Dealer Quotation” means, with respect to any Reference Treasury Dealer and any Redemption Date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount excluding interest) quoted in writing to the Quotation Agent by such Reference Treasury Dealer as of 3:00 p.m., New York City time, on the third U.S. Treasuries Trading Day preceding such Redemption Date.

     “Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof, and interest thereon that would be due after the related Redemption Date but for such redemption to, and including, the Stated Maturity.

     “U.S. Treasuries Trading Day” means any day except for a Saturday, a Sunday or a day on which The Bond Market Association (or any successor association) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

     The terms “Company,” “Trustee,” “Indenture,” “Base Indenture” and “Notes” shall have the respective meanings set forth in the recitals to this Supplemental Indenture No. 1 and the paragraph preceding such recitals.

ARTICLE 2

General Terms and Conditions of the Notes

     Section 2.01. Designation.

     The Notes shall constitute a series of Securities having the title “4.50% Senior Notes due 2009.”

     Section 2.02. Principal Amount; Series Treatment for Additional Notes.

     (a) The Notes shall be initially limited to an aggregate principal amount of $250,000,000. The Company may, without notice to or the consent of the Holders of the outstanding Notes, issue additional Notes of the same tenor as the Notes upon Company Order for the authentication and delivery of such additional Notes pursuant to Section 303 of the Base Indenture, so that such additional Notes and the outstanding Notes shall form a single series of Securities under the Indenture.

     (b) Any additional Notes issued under Section 2.02(a) shall have the same terms in all respects as the outstanding Notes, except that interest will accrue on the additional Notes from the most recent date to which interest has been paid on the outstanding Notes (other than the additional Notes) or if no interest has been paid on the outstanding Notes from June 7, 2004.

     (c) For all purposes of the Indenture, all Notes (including additional Notes issued under Section 2.02(a) hereof) shall constitute one series of Securities and shall vote together as one series of Securities.

     (d) The Stated Maturity of the Notes shall be June 15, 2009, whereupon the entire outstanding principal of the Notes shall be payable, plus any unpaid interest accrued to such date.

     (e) The rate at which the Notes shall bear interest shall be 4.50% per annum. The date from which interest shall accrue on the Notes shall be June 7, 2004 or such date as determined in accordance with Section 2.02(b) hereof with respect to any additional Notes. The Interest Payment Dates for the Notes on which interest will be payable shall be June 15 and December 15 in each year, beginning December 15, 2004. Regular Record Dates for the interest payable on the Notes on any Interest Payment Date shall be the June 1 and December 1 preceding the applicable Interest Payment Date.

     (f) The Notes are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000.

     Section 2.03. Form of Notes; Global Form.

     (a) The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon shall be substantially in the forms attached as Exhibit A hereto. The terms and provisions contained in the form of notes set forth in Exhibit A shall constitute, and are hereby expressly made, a part of the Indenture.

     (b) Subject to Section 311 of the Base Indenture, the Notes shall be issued in the form of one or more permanent Global Securities. The initial

Depositary for the Global Securities evidencing the Notes shall be The Depository Trust Company.

     Any Global Security shall represent such outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions permitted hereby. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in such manner and upon instructions given by the holder of such Notes in accordance with the Indenture. Payment of principal of and interest and premium, if any, on any Global Security shall be made to the Holder of such Global Security.

     Section 2.04. Events of Defaults. Events of Defaults with respect to the Notes shall be same as those set forth in Section 501 of the Base Indenture.

     Section 2.05. Covenants of the Company. Covenants of the Company with respect to the Notes shall be the same as those set forth in Article X of the Base Indenture.

     Section 2.06. Defeasance By the Company. The Notes shall be subject to defeasance at the option of the Company in accordance with the provisions of Section 1302 and Section 1303 of the Base Indenture.

     Section 2.07. No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

ARTICLE 3

Optional Redemption of the Notes

     Section 3.01. Optional Redemption by Company. (a) The Company shall have the right to redeem the Notes at option of the Company at any time, in whole or in part, upon not less than 10 or more than 40 days’ prior notice by mail to the Holders of the Notes, at a redemption price (the “Optional Redemption Price”) equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to but excluding the Redemption Date or (ii) the sum of the Remaining Scheduled Payments of principal and interest on the Notes to be redeemed, each discounted to present value at the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Comparable Treasury Rate plus 10 basis points, as determined by the Quotation Agent in accordance with standard market convention (which determination shall be final and binding absent manifest error).

     (b) Selection of the Notes or portions thereof for redemption pursuant to Section 3.01(a) hereof shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depositary), unless such method is otherwise prohibited. On and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

ARTICLE 4

Miscellaneous

     Section 4.01. Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture No. 1, is in all respects ratified and confirmed, and this Supplemental Indenture No. 1 shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

     Section 4.02. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture No. 1.

     Section 4.03. New York Law to Govern. This Supplemental Indenture No. 1 and each Note shall be deemed to be contracts made under the laws of the State of New York and shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof.

     Section 4.04. Separability. In case any one or more of the provisions contained in this Supplemental Indenture No. 1 or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture No. 1 or of the Notes, but this Supplemental Indenture No. 1 and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     Section 4.05. Counterparts. This Supplemental Indenture No. 1 may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, as of the day and year first written above.

HILLENBRAND INDUSTRIES, INC.
By:
Name:
Title:

Attest:

Name:
Title:

LASALLE BANK NATIONAL ASSOCIATION (as successor to Harris Trust and Savings Bank), as Trustee
By:
Name:
Title:

Attest:

Name:
Title:

EXHIBIT A

[Each Global Security shall bear the following legend:]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

[Each Global Security for which the Depository Trust Company is the Depositary shall bear the following legend:]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[FORM OF FACE OF NOTE]

HILLENBRAND INDUSTRIES, INC.

4.50% Senior Note due 2009

No.	CUSIP: 431573AD6

     HILLENBRAND INDUSTRIES, INC., an Indiana corporation (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to        or registered assigns, [the principal sum of        Dollars] [the principal sum as set forth on Schedule I hereto]1 on June 15, 2009, at the office or agency of the Company referred to below, and to pay interest thereon from June 7, 2004 [or such date as determined in accordance with Section 2.02(b) of the Supplemental Indenture No. 1], or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 in each year, commencing December 15, 2004, at the rate of 4.50% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date, and at maturity, to the persons to whom principal is payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

[1] Include in Global Security.

     Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in Chicago, Illinois, which shall initially be the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America or as at the time of payment is legal tender for payment of public and private debts; except, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or by wire transfer to the account appropriately designated by the Holder entitled to payment.

     Any payment on this Security due on any day which is not a Business Day in the applicable Place of Payment need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date and no interest shall accrue for the period from and after such date.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under such Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

HILLENBRAND INDUSTRIES, INC.
By:

[SEAL]

Attest:

Authorized Signature

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities referred to in the within-mentioned Indenture.

LASALLE BANK NATIONAL ASSOCIATION (as successor to Harris Trust and Savings Bank), as Trustee
By:
Authorized Officer

[FORM OF REVERSE OF SECURITY]

     This Security is one of a duly authorized issue of Securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture (herein called the “Base Indenture”) dated as of December 1, 1991, between the Company and LaSalle Bank National Association (as successor to Harris Trust and Savings Bank), as trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), as supplemented by Supplemental Indenture No. 1 dated as of June 7, 2004 (the “Supplemental Indenture No. 1” and together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

     The Company shall have the right to redeem the Securities at option of the Company at any time, in whole or in part, upon not less than 10 or more than 40 days’ prior notice by mail to the Holders of the Securities, at the Optional Redemption Price which is equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest thereon to but excluding the Redemption Date or (ii) the sum of the Remaining Scheduled Payments of principal and interest on the Securities to be redeemed, each discounted to present value at the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Comparable Treasury Rate plus 10 basis points, as determined by the Quotation Agent in accordance with standard market convention (which determination shall be final and binding absent manifest error), all as provided in the Indenture.

     In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the

Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding of each Series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provision of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Security. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made to the Holders for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to and at the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Security to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Date:

Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Security)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By:

Name:
Title:

Schedule I

[Include as Schedule I only for a Global Security]

HILLENBRAND INDUSTRIES, INC.

4.50% Senior Notes due 2009

No.

		Notation Explaining Principal	Authorized Signature of
Date	Principal Amount	Amount Recorded	of Trustee

I-1